                                                                    EXHIBIT 10.4





                               PURCHASE AGREEMENT


                                     between


                            SILVERLEAF RESORTS, INC.
                                    as Seller


                                       and


                           SILVERLEAF FINANCE I, INC.,
                                  as Purchaser






                          Dated as of October 30, 2000

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I      DEFINITIONS ....................................................  1
               SECTION 1.1   General ..........................................  1
               SECTION 1.2   Specific Terms ...................................  2
               SECTION 1.3   Certain References ............................... 12

ARTICLE II     CONVEYANCE OF THE RECEIVABLES AND THE
               OTHER CONVEYED PROPERTY ........................................ 13
               SECTION 2.1   Conveyance of the Receivables and
                             the Other Conveyed Property ...................... 13
               SECTION 2.2   Collections ...................................... 15
               SECTION 2.3   Payments and Computations, Etc. .................. 15
               SECTION 2.4   Transfer of Records to Purchaser ................. 15
               SECTION 2.5   Characterization ................................. 16

ARTICLE III    CONDITIONS OF SALE ............................................. 16
               SECTION 3.1   Conditions Precedent to the Initial Purchase ..... 16
               SECTION 3.2   Conditions Precedent to All Purchases ............ 18

ARTICLE IV     REPRESENTATIONS AND WARRANTIES ................................. 23
               SECTION 4.1   Representations and Warranties of the Seller ..... 23
               SECTION 4.2   Indemnification .................................. 27

ARTICLE V      COVENANTS OF THE SELLER ........................................ 30
               SECTION 5.1   Protection of Title of the Purchaser ............. 30
               SECTION 5.2   Other Liens or Interests ......................... 32
               SECTION 5.3   Costs and Expenses ............................... 32
               SECTION 5.4   Compliance with Laws, Etc. ....................... 32
               SECTION 5.5   Collections ...................................... 33
               SECTION 5.6   Separate Conduct of Business ..................... 33
               SECTION 5.7   Financial Covenant ............................... 34
               SECTION 5.8   Amendment of Certain Documents ................... 34
               SECTION 5.9   Audits ........................................... 34

ARTICLE VI     REPURCHASES .................................................... 34
               SECTION 6.1   Repurchase of Receivables Upon Breach
                             of Warranty ...................................... 34
               SECTION 6.2   Reassignments of Purchased Receivables ........... 35
               SECTION 6.3   Waivers .......................................... 35

                                                                             Page
                                                                             ----
ARTICLE VII MISCELLANEOUS.................................................... 35
            SECTION 7.1  Liability of the Seller............................. 35
            SECTION 7.2  Cost, Expenses and Taxes............................ 35
            SECTION 7.3  Limitation on Liability of the Seller and Others.... 36
            SECTION 7.4  Amendment........................................... 36
            SECTION 7.5  Notices............................................. 36
            SECTION 7.6  Merger and Intergration............................. 37
            SECTION 7.7  Severability of Provisions.......................... 37
            SECTION 7.8  Intention of the Parties............................ 37
            SECTION 7.9  Governing Law....................................... 37
            SECTION 7.10 Counterparts........................................ 37
            SECTION 7.11 Nonpetition Covenant................................ 38
            SECTION 7.12 Binding Effect; Assignability....................... 38
            SECTION 7.13 Third Party Beneficiary............................. 38

EXHIBIT A       FORM OF ASSIGNMENT....................................  Exh. A-1
EXHIBIT B       FORM OF ALLONGE.......................................  Exh. B-1
SCHEDULE A      SCHEDULE OF RECEIVABLES...............................  Sch. A-1
SCHEDULE B      ADDRESSES.............................................  Sch. B-1
SCHEDULE C      PRIOR NAMES AND TRADE NAMES OF SELLER.................  Sch. C-1

                       PURCHASE AND CONTRIBUTION AGREEMENT

                  THIS PURCHASE AND CONTRIBUTION AGREEMENT, dated as of October 30, 2000, between SILVERLEAF RESORTS, INC., a Texas corporation, as seller (the "Seller"), and SILVERLEAF FINANCE I, INC., a Delaware corporation, as purchaser (the "Purchaser").

                                  WITNESSETH:

                  WHEREAS, the Purchaser has agreed to purchase from the Seller from time to time, and the Seller has agreed to sell to the Purchaser from time to time, certain Receivables and Other Conveyed Property (in each case, as hereinafter defined) related thereto on the terms set forth herein.

                  WHEREAS, the Seller may also wish to contribute certain Receivables and Other Conveyed Property related thereto to the capital of the Purchaser on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 General. The specific terms defined in this
Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to "writing" include printing, typing, lithography, and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the RLSA (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the RLSA. The terms "include" or "including" mean "include without limitation" or "including without limitation". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the RLSA.

                  SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Acceptable Environmental Report" means an environmental report or reports certified to the Seller and assigned by the Seller to the Purchaser covering a Development and confirming (x) the absence of Hazardous Materials on, under, or affecting the Land or any other real property or personal property comprising such Development; (y) that an engineering or environmental consulting firm has obtained, reviewed, and included within its report a CERCLIS printout from the EPA, statements from the EPA and other applicable state and local authorities, and such other information as the Purchaser or its assigns may reasonably require, including, without limitation, a Phase I Environmental Inspection, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the Development or in such proximity thereto as to create a material risk of contamination of any of the related Applicable Underlying Collateral; and (z) if such Development, or any part thereof, was constructed prior to 1986, the absence of friable asbestos within the Units, Common Elements, if any, or elsewhere at such Development. If any such environmental report reflects the presence of friable asbestos, regardless of when construction of the Development was completed, such report shall be deemed not to be an Acceptable Environmental Report. To the extent that an environmental report complying with the requirements of this definition has been obtained with respect to a Development, there shall be no requirement to obtain another environmental report or an update of the prior environmental report, in each case, with respect to such Development unless there shall have occurred an event that could make such environmental report materially incorrect or misleading (in which case a new Acceptable Environmental Report with respect to such Development shall be obtained).

                  "Agreement" means this Purchase and Contribution Agreement and all amendments hereof and supplements hereto made in accordance with the terms hereof.

                  "Allonge" means an allonge or allonges, substantially in one or more of the forms attached hereto as Exhibit C, endorsing a Receivable from the Seller to the Purchaser.

                  "Applicable Underlying Collateral" means any and all collateral granted to the Seller by an Obligor to secure the payment of all principal, interest, and other amounts owed to the Seller by such Obligor in connection with a Receivable.

                  "Assignment" means an Assignment executed by the Seller and the Purchaser, substantially in the form of Exhibit A attached hereto.

                  "Discount" means, (i) with respect to any Receivable with respect to which the related Obligor has made at least but no more than 17 consecutive monthly payments (in accordance with the terms of such Receivable) at such time, 20% of the Outstanding Principal Balance of such Receivable, (ii) with respect to any Receivable with respect to which the related Obligor has made at least but no more than 18 consecutive monthly payments (in accordance with the terms of such Receivable) at such time, 17.5% of the Outstanding Principal Balance of such Receivable and (iii) with respect to any Receivable with respect to which the related Obligor has made 19 or more consecutive monthly payments (in accordance with the terms of such Receivable) at such time, 15% of the Outstanding Principal Balance of such Receivable; provided, however, that the foregoing Discount may be revised prospectively by request of either of the parties hereto to reflect changes in recent experience with respect to write-offs, timing and cost of Collections, cost of funds and other relevant factors, provided that such revision is consented to by both of the parties (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).

                  "Eligible Receivable" means a Receivable that satisfies each of the following criteria:

                    (a) The relevant Obligor has no claim against the Seller or the Purchaser, or any Affiliate thereof, or any defense, set-off, or counterclaim with respect to the Receivable.

                    (b) The original of such Receivable and all related
               documents and instruments, the terms of each of which shall comply in all material respects with all Applicable Laws, have been endorsed by the Seller to the Purchaser in the manner prescribed by the Purchaser (or its assigns) and have been delivered to the Custodian.

                    (c) Each such Receivable is enforceable in accordance with its terms and represents the genuine, legal, valid and binding payment obligation of the Obligor related thereto (except as the enforcement thereof may be limited by bankruptcy or other laws affecting creditor's rights generally and general principles of equity), and such Obligor had full legal capacity to execute and deliver such Receivable, the related Mortgage (if such Receivable arose in connection with the purchase by such Obligor of a Fee Simple Interval) and any other documents related thereto, and such Receivable has not been prepaid or repaid in full.

                    (d) Each such Receivable is denominated in United States
               Dollars and, at the time of origination and at all times thereafter, conformed to all requirements of the Credit and Collection Policy applicable to such Receivable and, in any case, no such Receivable has been specifically reserved against or would be required to be written-off pursuant to the Credit and Collection Policy.

                    (e) All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, but only if and to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations " B" and "Z," the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform

               Consumer Credit Code, the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Procedures Act and all other consumer credit laws and equal credit opportunity and disclosure laws and any regulations promulgated thereunder) in respect of such Receivable, the sale of the Intervals related to such Receivable and the sale of credit life and credit accident and health insurance and any extended service contracts in connection with the sale of the Intervals related to such Receivable, have been complied with in all material respects.

                    (f) Such Receivable is not a Defaulted Receivable and, on
               the applicable Purchase Date therefor, is not a Delinquent Receivable.

                    (g) The Coupon Rate set forth in such Receivable shall not be less than 10%.

                    (h) Such Receivable arises from a bona fide sale by Seller of one or more Intervals to an Obligor.

                    (i) The Interval sale from which it arises has not been
               canceled by the related Obligor, any statutory or other applicable cancellation or rescission period with respect thereto has expired, and the Interval sale otherwise complies fully with the terms, provisions, and conditions of this Agreement, the other Transaction Documents and all Applicable Laws.

                    (j) If such Receivable is secured by a lien on a Fee Simple
               Interval, a Mortgage covering such Fee Simple Interval is in full force and effect and such Mortgage and assignments thereof from any Previous Lender to Seller and from Seller to the Purchaser, shall have been duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws (and such Mortgage has evidence thereon of payment of all required documentary stamps and intangible taxes, if any are required).

                    (k) If such Receivable was executed in connection with the related Obligor's purchase of an ONS Interval, Non-Disturbance Arrangements are in effect with respect to such ONS Interval and an Opinion of Counsel has been delivered to the Purchaser (or its assignee or designee) which shall contain an opinion that such Non-Disturbance Arrangements shall remain in full force and effect notwithstanding the occurrence of a Bankruptcy Event with respect to the Seller, the ONS Trust or any of their respective Affiliates.

                    (l) A down payment and/or other payments have been received by Seller from the Obligor who is the maker of the Receivable in an amount equal to at least ten percent (10%) of the original Purchase Price of the relevant Interval and such Obligor has received no cash or other rebates of any kind with respect to the Purchase Price of such Interval.

                    (m) Upon inclusion of such Receivable in the Net Eligible
               Receivables Balance, the Excess Spread Rate shall be not less than 3.50%.

                    (n) Such Receivable (i) has not been Modified or Downgraded more than one time since its origination and (ii) if such Receivable results from a Downgraded Receivable, such Pledged Receivable has not been Modified or Downgraded at any time.

                    (o) The Obligor who owns the relevant Interval has access to a Unit within the Development during any use period reserved by and/or assigned to such Obligor, all in accordance with the Applicable Timeshare Documents.

                    (p) The Obligor who owns the relevant Interval (i) is the
               maker of the related Receivable and an executed Allonge has been permanently affixed thereto and (ii) is not an Affiliate of, or related to, or employed by the Seller or the Purchaser.

                    (q) The maximum Outstanding Principal Balance of such
               Receivable does not exceed $35,000.

                    (r) (i) The Unit which the relevant Obligor has the right to occupy, pursuant to the Applicable Timeshare Documents, has been completed and furnished in accordance with the terms and provisions of such Obligor's purchase contract, the Development's public offering statement, and the other Applicable Timeshare Documents, (ii) a certificate of occupancy for such Unit (or the building in which the Unit is located) has been issued, and (iii) such Unit is not subject to any Lien (other than the lien created by the related Mortgage).

                    (s) The forms of promissory note, mortgage, if applicable, federal truth-in-lending disclosure statement, if applicable, purchase contract, and other documents and instruments relating to the Interval purchase transaction giving rise to such Receivable have been approved in advance by Purchaser (or its assignees or designees) in writing.

                    (t) Such Receivable has an original term of not more than
               120 months; provided that Receivables representing not more than 10% of the Eligible Receivables Balance on any day may have original terms of 120 months.

                    (u) Such Receivable had no material provision thereof
               waived, amended, altered or modified in any respect (including, without limitation, as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) since its origination (other than in connection with a Modification, Downgrade, or Upgrade permitted under this Agreement).

                    (v) Such Receivable (i) was originated by the Seller in its ordinary course of business and in accordance with its underwriting guidelines (and the Seller had all necessary licenses and permits to originate Receivables in the jurisdiction where the related Eligible Development was located), (ii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security related thereto, (iii) provides for level monthly payments (provided, that the payment in the first month and the final -------- month of the term of the Receivable may be different from the level payment) which, if made when due, shall fully amortize the debt evidenced by such Receivable over the original term of such Receivable and (iv) arises in respect of an Interval with respect to a Unit located at an Eligible Development.

                    (w) Such Receivable was originated by the Seller without any fraud or material misrepresentation on the part of the related Obligor or the Seller. Such Receivable was sold by the Seller to the Purchaser without any fraud or material misrepresentation on the part of the Seller.

                    (x) Such Receivable is payable by one or two Obligors, at
               least one of whom is a natural (and not a corporate) Person, and if a Receivable is payable by more than one Obligor, each such Obligor is jointly and severally obligated to pay the full amount payable under such Receivable.

                    (y) The related Obligor has made at least 17 consecutive
               monthly payments in respect of such Receivable on a timely basis (and otherwise in accordance with the terms of such Pledged Receivable).

                    (z) Such Receivable is not due from the United States or any
               State or from any agency, department, subdivision or instrumentality thereof.

                    (aa) The information pertaining to such Receivable set forth in the Schedule of Receivables and the related Assignment and Assignment Documents is true and correct.

                    (bb) Each Assignment Document exists with respect to such
               Receivable and is duly executed and enforceable in accordance with its terms and has been delivered to the Custodian and duly recorded in the Applicable Jurisdiction in accordance with all Applicable Laws.

                    (cc) The Seller shall have taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority perfected security interest to exist in its favor in such Receivable, the Applicable Underlying Collateral and all other Collateral related to such Receivable (and the proceeds thereof) on or before the applicable Purchase Date therefor and immediately prior to the Purchase of such Receivable by the Purchaser, there shall have existed in favor of the Seller as secured party, a valid, subsisting and enforceable first priority perfected lien in the Applicable Underlying Collateral and all other Collateral related to such Receivable (and the proceeds thereof), and such security interest is and shall be prior to all other liens upon and security interests in such Applicable Underlying Collateral and other Collateral (and the proceeds thereof) that now exist or may hereafter arise or be created.

                    (dd) The Seller shall have taken all steps necessary under all applicable law in order to cause to exist in favor of the Purchaser, (A) a valid, subsisting and enforceable first priority perfected ownership interest in such Receivable and (B) a valid, subsisting and enforceable first priority perfected security interest in the Applicable Underlying Collateral and all other Collateral related to such Receivable (and the proceeds thereof) on or before the applicable Purchase Date therefor and upon the Purchase of such Receivable by the Purchaser, there shall exist in favor of the Purchaser, a valid, subsisting and enforceable first priority perfected ownership interest in such Receivable and a valid, subsisting and enforceable first priority perfected security interest in the Applicable Underlying Collateral and all other Collateral related to such Receivable (and the proceeds thereof) and such security interest is and shall be prior to all other liens upon and security interests therein that now exist or may hereafter arise or be created.

                    (ee) The Seller owned such Receivable free and clear of any
               Adverse Claim immediately prior to its sale of such Receivable to the Purchaser.

                    (ff) All filings (including, without limitation, UCC and
               real property filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected ownership interest in such Receivables and in all right, title and interest of the Seller in, to and under all Applicable Underlying Collateral related thereto and the proceeds thereof have been made, taken or performed.

                    (gg) With respect to such Receivable, there exists a
               Receivable File and a copy of such Receivable File is in the possession of the Custodian.

                    (hh) Such Receivable has not been satisfied, subordinated or rescinded, and the Applicable Underlying Collateral securing such Receivable has not been released from the lien of the Purchaser, in whole or in part.

                    (ii) No such Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement and neither the Obligor nor the Seller has entered into any agreement with any Person that prohibits, restricts or conditions the assignment of such Receivable.

                    (jj) Neither the Obligor nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments due under such Receivable or payments received under the related Acceptable Title Policy, if


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

               any, or otherwise to impair the rights of the Purchaser or any of its assignees or designees in such Receivable, the Applicable Underlying Collateral securing such Receivable or the proceeds thereof.

                    (kk) Such Receivable is not assumable by another Person in a manner which would release the related Obligor thereof from such Obligor's obligations to the Seller or the Purchaser (or any of its assignees or designees).

                    (ll) Such Receivable is in full force and effect and
               constitutes the legal, valid and binding obligation of the Obligor thereunder and is not subject to any right of rescission, setoff, counterclaim or defense (except the potential discharge in bankruptcy of such Obligor).

                    (mm) There has been no default, breach, violation or event permitting acceleration under the terms of such Receivable, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of such Receivable, and there has been no waiver of any of the foregoing.

                    (nn) No selection procedures adverse to the Purchaser (or
               its assignees or designees) have been utilized in selecting any such Receivable from all other similar receivables originated by the Seller.

                    (oo) Upon inclusion of such Receivable in the Net Eligible
               Receivables Balance, (i) the Weighted Average APR of all Eligible Receivables shall be not less than 12.00% and (ii) the Weighted Average Original Term of all Eligible Receivables shall be no more than 85 months.

                    (pp) If such Receivable was executed in connection with the related Obligor's purchase of an ONS Interval, a title policy in the form of Exhibit J to the RLSA is in effect in favor of the ONS Trust which (i) covers the Oak N' Spruce Development and (ii) is at all times in an amount not less than the acquisition costs incurred by the Seller with respect to the Oak N' Spruce Development.

                    (qq) If such Receivable was executed in connection with the related Obligor's purchase of a Fee Simple Interval, an Acceptable Title Policy is in effect in favor of the Agent, for the benefit of the Lender, which (i) covers such Fee Simple Interval and (ii) is at all times in an amount of not less than the principal amount of the Loan in respect of such Receivable under the RLSA.

                    (rr) If such Receivable was executed in connection with the related Obligor's purchase of an ONS Interval, (i) such Obligor was delivered a Certificate of Beneficial Interest by the Seller and such Certificate of Beneficial Interest was pledged and delivered by such Obligor to the Seller to secure such Receivable (and, if such



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

               Certificate of Beneficial Interest was pledged and delivered by the Seller to a Previous Lender, reassigned and redelivered to the Seller), (ii) such Obligor executed a Mortgage and Assignment of Beneficial Interest and such Mortgage and Assignment of Beneficial Interest was (A) delivered by such Obligor to the Seller and (B) if such Mortgage and Assignment of Beneficial Interest was pledged by the Seller to a Previous Lender, reassigned by any Previous Lender to the Seller and (iii) proper financing statements have been filed in the Commonwealth of Massachusetts and the jurisdiction of the residence of the Obligor describing and reflecting the pledge of such Receivable, Related Security and other Assets by the Obligor to the Seller (and, if such Receivable, Related Security and other Assets were pledged to a Previous Lender, the pledge and reassignment thereof to the Seller), the assignment thereof from the Seller to the Purchaser, and other similar instruments or documents, as may be necessary or, in the opinion of the Purchaser, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's interest in such Receivable, Related Security and other Assets.

                    (ss) If such Receivable was executed in connection with the related Obligor's purchase of a Fee Simple Interval, such Obligor was delivered a deed with respect to such Fee Simple Interval and such deed was duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws.

                    (tt) An Acceptable Environmental Report has been obtained by the Seller covering the Development related to such Receivable.

                    (uu) Purchaser has received certified copies of all
               Acceptable Insurance Policies and endorsements thereto with respect to the Development relating to such Receivable. In addition, the Seller has obtained and is maintaining or has caused the Applicable Timeshare Owners' Association to obtain and maintain all policies of insurance required by and in accordance with the terms of the Credit and Collection Policy and/or which are customary in the timeshare industry in the Applicable Jurisdiction.

                    (vv) Such Receivable constitutes a "general intangible" or an "instrument" within the meaning of the UCC of all jurisdictions which govern the perfection of the Purchaser's interest therein.

                    (ww) No notice of assessment has been issued to the related
               Obligor in respect to any dues, fees or other charges payable by the related Obligor in connection with the ownership and/or use of the Interval related to such Receivable.

                    (xx) Such Receivable arose in connection with the purchase by the related Obligor of (i) an ONS Interval with respect to a Unit located at the Oak N' Spruce Development or (ii) a Fee Simple Interval.

                    (yy) The Computer Tape or Listing to be made available by
               the Seller to the Purchaser (or its assignees or designees) on the Purchase Date on which such Receivable is to be purchased hereunder is complete and accurate in all material respects as of such Purchase Date.

                    (zz) There has been no default, breach, violation or event permitting acceleration under the terms of such Receivable, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of such Receivable, and there has been no waiver of any of the foregoing.

                    (aaa) The Seller's master computer records relating to such
               Receivable have been clearly and unambiguously marked to show that such Receivable has been sold to the Purchaser.

                  "Other Conveyed Property" means, with respect to any Receivable, all of the Seller's right, title and interest in, to and under:

                    (a) all Applicable Underlying Collateral, all other
               Collateral related thereto and all other collateral security and guaranties securing or guaranteeing any or all of such Receivable;

                    (b) all Related Security related thereto;

                    (c) all Collections and other monies due and to become due in respect thereof and any security therefor;

                    (d) the Assigned Documents to the extent related thereto,
               including, in each case, without limitation, all monies due and to become due under or in connection therewith, and all legal opinions delivered or rendered in connection with such Receivable or any item included in clauses (a) through (d) of this definition or any transaction related to any of the foregoing;

                    (e) the Receivable File;

                    (f) the documents, books, records and other information
               (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) and other Records related thereto or related to the obligors thereon;

                    (g) all Liquidation Proceeds related thereto;

                    (h) all UCC financing statements filed with respect to any of the foregoing;

                    (i) all environmental reports with respect to any portion of a Development related to such Receivable;

                    (j) any and all other property in which any interest was
               assigned or transferred to the Seller by the Obligor securing, guaranteeing or otherwise relating to or in connection with such Receivable; and

                    (k) all proceeds of the foregoing property described in
               clauses (a) through (j) above, including interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, or on account of, the sale or other disposition of such Receivable.

                  "Purchase" means a purchase by the Purchaser of Receivables from the Seller pursuant to Section 2.1.

                  "Purchase Date" has the meaning specified in Section 2.1(b).

                  "Purchase Price" means, with respect to any Receivable that is the subject of a Purchase hereunder, an amount equal to the Outstanding Principal Balance of such Receivable on the Purchase Date therefor minus the Discount with respect to such Receivable.

                  "Purchase Request Notice" has the meaning specified in Section 2.1(b).

                  "Purchaser" has the meaning specified in the Preamble.

                  "Receivable" means a promissory note made and executed by an Obligor in favor of the Seller in connection with such Obligor's acquisition of an Interval.

                  "RLSA" means the Receivables Loan and Security Agreement, dated as of the date hereof, by and among the Purchaser, the Seller, as Servicer, DG Bank Deutsche Genossenschaftsbank AG, as Agent, Autobahn Funding Company LLC, as Lender, U.S. Bank Trust National Association, as the Agent's Bank and Wells Fargo Bank Minnesota, National Association, as the Backup Servicer, as amended or restated from time to time pursuant to the terms thereof.

                  "Schedule of Receivables" means the schedule of all Receivables sold pursuant to this Agreement which is attached hereto as Schedule A, as amended from time to time pursuant to the terms hereof.

                  "Seller" has the meaning specified in the Preamble.

                  "Seller Repurchase Event" means, with respect to any Receivable, the occurrence of a breach of any of the Seller's representations or warranties under Section 4.1(a) or (p) with respect to such Receivable or any related Other Conveyed Property.

                  SECTION 1.3 Certain References. For the purposes of this Agreement, all references in those definitions in the RLSA set forth below to
(i) the terms "The Agent", "the Agent", "the Agent (for the benefit of the Lender)", "the Agent, on behalf of the Lender", "the Agent and the Lender", "the Lender", or other words or phrases of like import shall mean and be a reference to "the Purchaser (or its assignees or designees)", (ii) any approvals or consents with respect to any documentation as a condition precedent to any "Loans hereunder. . ." shall mean and be a reference to any approvals or consents with respect to any documentation as a condition precedent to any "Purchases hereunder" and (iii) the term "Pledged Receivable" shall mean and be a reference to the term "Receivable" as defined herein:

"Applicable Timeshare Documents"
"Applicable Underlying Collateral"
"Collections"
"Defaulted Receivable"
"Delinquent Receivable"
"Eligible Development"

                  Without limiting the foregoing, if any definition in the RLSA used herein refers to (i) assets, property or documentation being pledged or assigned by the Purchaser to the Agent, for the benefit of the Lender, or other words or phrases of like import, for purposes of this Agreement, such definition shall, to the extent the context requires, refer to such assets, property or documentation prior to such pledge or assignment or to such assets, property or documentation being purchased or assigned by the Seller to the Purchaser hereunder and (ii) persons, documents or other items being acceptable or satisfactory to, or being subject to the consent or approval of, the Agent or the Lender or both or other words or phrases of similar import, for purposes of this Agreement, such definition shall, to the extent the context requires, refer to such persons, documents or other items being acceptable or satisfactory to, or being subject to the consent or approval of, the Purchaser (or its assignees or designees). Further, any reference herein to the term "Receivable File" shall mean a reference to such term as defined in the RLSA but excluding any Assignment Documents which provide for the pledge by the Purchaser to the Agent, for the benefit of Lender, of the Purchaser's interest in any collateral securing any Receivable.

                                   ARTICLE II

                          CONVEYANCE OF THE RECEIVABLES
                         AND THE OTHER CONVEYED PROPERTY

                  SECTION 2.1 Conveyance of the Receivables and the Other Conveyed Property.

                  (a) Subject to the terms and conditions of this Agreement, from time to time on and after the date of this Agreement, the Seller may, at its option, sell, transfer, assign and otherwise convey to the Purchaser, without recourse (except to the extent specifically provided in Section 4.2 or 6.1 hereof; it being understood and agreed, however, that the Seller has other obligations and liabilities hereunder in addition to those under such Sections), and the Purchaser may, at its option, purchase from the Seller, all right, title and interest of the Seller in, to and under (i) Receivables designated by the Seller from time to time and (ii) all Other Conveyed Property with respect thereto. It is the express intention of the Seller and the Purchaser that the sales, transfers, assignments, conveyances and contributions contemplated by this Agreement shall constitute sales or contributions of such Receivables and Other Conveyed Property with respect thereto from the Seller to the Purchaser (and not loans by the Purchaser to the Seller secured by such Receivables and related Other Conveyed Property), conveying good title thereto free and clear of any Liens (other than, in the case of the Purchaser's security interest in any Applicable Underlying Collateral for such Receivables which constitutes real property, Permitted Liens and Encumbrances on such real property), which sales, transfers, assignments and conveyances are, subject to the terms hereof, absolute and irrevocable and provide the Purchaser with the full benefits of ownership of such Receivables and Other Conveyed Property, and such Receivables and Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. Except for (i) the Seller's repurchase obligations set forth in Section 6.1 and (ii) the Seller's obligations and liabilities with respect to the representations, warranties, covenants, indemnities and other agreements made by the Seller under or pursuant to the terms of this Agreement, each transfer of Receivables and the related Other Conveyed Property hereunder is made without liability to the Seller; provided, that such transfer does not constitute, and is not intended to result in, an assumption by the Purchaser or any assignee thereof of any obligation of the Seller or any other Person arising in connection with the Receivables or related Other Conveyed Property.

                  (b) Each Purchase (including the initial Purchase) from the Seller shall be made on at least two Business Days' prior written notice from the Seller to the Purchaser, provided that such request is received by the Purchaser no later than 1:00 P.M. (New York City time) on the Business Day of receipt. Each such request for a Purchase (each, a "Purchase Request Notice") shall identify (i) all outstanding Receivables and Other Conveyed Property with respect thereto originated or purchased subsequent to the immediately preceding Purchase Date and owned by the Seller on the current Purchase Date, which are to be purchased by and sold to the Purchaser on such Purchase Date ("Sold Receivables") and (ii) at its option, outstanding Receivables and Other Conveyed Property with respect thereto originated or purchased and owned by the Seller on such Purchase Date which are to be contributed to the Purchaser on such Purchase Date ("Contributed Receivables"), and shall specify the date of such Purchase (which shall be a Business Day) and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Seller whether it has determined to make such Purchase. Each Purchase Request Notice made by the Seller shall be irrevocable and binding on the Seller, and the Seller shall indemnify the Purchaser against any loss or expense incurred by it as a result of any failure by the Seller to complete such Purchase, including, without limitation, any loss or expense incurred by reason of the Purchaser having agreed to borrow monies under the RLSA to purchase the Receivables which are the subject of such Purchase Request Notice. On the date of each Purchase (each, a "Purchase Date"), the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.1(c). Each delivery of a Purchase Request Notice shall be accompanied by an updated Schedule of Receivables, which schedule shall be attached hereto as Schedule A and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

                  (c) The price paid for Sold Receivables and Other Conveyed Property related thereto shall be the Purchase Price. Such Purchase Price shall be determined on or prior to the date of such Purchase and shall be paid by means of an immediate cash payment to the Seller by wire transfer on the applicable Purchase Date to an account designated by the Seller on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Seller and the Purchaser on the applicable Purchase Date. On each Purchase Date, the Sold Receivables, the Contributed Receivables and the Other Conveyed Property related thereto shall be assigned to the Purchaser, and on such Purchase Date the Purchaser shall pay the Purchase Price for such Sold Receivables and the Other Conveyed Property related thereto. To the extent that the Purchase Price for any Sold Receivable is less than the Outstanding Principal Balance of such Receivable, the shortfall shall be deemed to have been contributed by the Seller to the capital of the Purchaser on the applicable Purchase Date.

                  (d) On each Purchase Date hereunder, after giving effect to the Purchase on such date, the Purchaser shall own all Receivables identified as being sold to the Purchaser under this Section 2.1 as of such date (including Receivables previously sold by the Seller to the Purchaser hereunder). The Purchase of any Receivable hereunder shall include all Other Conveyed Property with respect to such Receivable. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such sold Receivables or Other Conveyed Property. Except as expressly provided otherwise herein or in the related Assignment or Assignment Documents, the Purchaser shall not, in connection with any Purchase hereunder, assume any obligations or liabilities of the Seller under or with respect to any Receivables or any Other Conveyed Property.

                  (e) Until the occurrence of a Servicer Default and the replacement of the Seller as Servicer pursuant to the terms of the RLSA, the Seller, as Servicer, shall conduct the servicing, administration and collection of the Receivables transferred hereunder and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Receivables, from time to time, all in accordance with the terms of the RLSA. In accordance with the Custodial Agreement, certain documents relating to Receivables sold hereunder shall be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Seller to so deliver such documents to the Custodian. Such delivery to the Custodian of such documents and the possession thereof by the Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

                  (f) On each Purchase Date, the Seller shall deliver to the Custodian on behalf of the Purchaser and any assignee thereof each item contained in the Receivable Files of, and any other chattel paper and instruments (as each term is defined in the UCC) representing or evidencing, any of the Receivables being sold or contributed on such Purchase Date or the Other Conveyed Property related thereto.

                  SECTION 2.2 Collections. Unless otherwise agreed (pursuant to the RLSA or otherwise), the Seller (as Servicer or otherwise) shall, within two Business Days after receipt thereof, deposit into the Collection Account, all Collections of Receivables purchased by the Purchaser hereunder then held by the Seller (and until so deposited, such Collections shall be held in trust by the Seller for the benefit of the Purchaser and its assigns).

                  SECTION 2.3 Payments and Computations, Etc.

                  (a) All amounts to be paid by the Seller (whether as Servicer or otherwise) under this Agreement to the Purchaser or its assignee shall be paid or deposited as promptly as possible on the day when due in same day funds to the Collection Account.

                  (b) The Seller shall, to the extent permitted by applicable law, pay to the Purchaser or its assignee interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder at an interest rate per annum equal to 2% above the Base Rate, payable on demand.

                  (c) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  SECTION 2.4 Transfer of Records to Purchaser. Each Purchase of Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right, title and interest in and to the records relating to such Receivables and the related Other Conveyed Property and shall include an irrevocable non-exclusive license to the use of the Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Receivables purchased hereunder are either collected in full or become Defaulted Receivables.

                  The Seller shall take such action reasonably requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Receivables purchased by it hereunder and the related Other Conveyed Property and rights (whether by ownership, license or sublicense) to the use of the Seller's computer software system to access and create such records.

                  In recognition of the Seller's need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to the Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Seller's business or in performance of its duties as Servicer, provided that (i) the Seller shall not disrupt or otherwise materially interfere with the Purchaser's use of and access to such records during such license period and (ii) the Seller consents to the assignment and delivery of the records (including any information contained therein relating to the Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.

                  SECTION 2.5 Characterization. If, notwithstanding the intention of the parties expressed in Section 2.1(a), any sale by the Seller to the Purchaser of Receivables and related Other Conveyed Property hereunder shall be characterized as a secured loan and not a sale or, such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that each sale of Receivables and related Other Conveyed Property hereunder shall constitute a true sale thereof, the Seller hereby grants to the Purchaser a duly perfected security interest in all of the Seller's right, title and interest in, to and under all Receivables intended by the parties to be conveyed to the Purchaser pursuant to Section 2.1 and the Other Conveyed Property related thereto, now existing or hereafter arising.

                                   ARTICLE III

                               CONDITIONS OF SALE

                  SECTION 3.1 Conditions Precedent to the Initial Purchase. The initial Purchase hereunder is subject to the condition precedent that the Purchaser shall have received on or before the date of the initial Purchase under this Agreement, in form and substance satisfactory to the Purchaser:

                    (i) a Purchase Request Notice executed by the Seller with
               respect thereto and an Assignment executed by the Seller and setting forth the Receivables to be sold or contributed and the Other Conveyed Property with respect thereto to be sold on the date of the initial Purchase under this Agreement;

                    (ii) a certified copy of the resolutions duly adopted by the
               Board of Directors of the Seller approving this Agreement, the Assignments and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby and thereby;

                    (iii) the certificate of incorporation, as amended, of the
               Seller, certified by the Secretary of State of Texas, dated as of a recent date prior to the date hereof;

                    (iv) a good standing certificate for the Seller issued by
               the Secretary of State of Texas, dated not earlier than 10 days prior to the date hereof;

                    (v) a copy of the Seller's bylaws, as amended, certified by its Secretary or Assistant Secretary;

                    (vi) a certificate of the Secretary or Assistant Secretary of the Seller certifying (x) the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Assignments, and the other documents to be delivered by it hereunder (on which certificate the Purchaser and its assigns may conclusively rely until such time as the Purchaser shall receive from the Seller a revised certificate meeting the requirements of this subsection (vi)), (y) that all representations and warranties made by the Seller in this Agreement are true and correct in all material respects and that the Seller is in compliance with each of its covenants and other agreements set forth herein and (z) that the certificate of incorporation of the Seller delivered to the Purchaser under clause (iii) above has not been amended, modified or supplemented and is in full force and effect;

                    (vii) copies of proper financing statements (on Form UCC-1)
               naming the Seller as the assignor of the Receivables and the Other Conveyed Property related thereto purchased pursuant to this Agreement and the Purchaser as assignee, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser or any assignee thereof, desirable to perfect the Purchaser's ownership interest in all Receivables and the Other Conveyed Property related thereto purchased pursuant to this Agreement;

                    (viii) copies of properly executed termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser and its assigns, desirable to release all security interests and similar rights of any Person in the Receivables and Other Conveyed Property related thereto purchased pursuant to this Agreement previously granted by the Seller;

                    (ix) certified copies of requests for information or copies
               (on Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser and any assignee thereof), dated a date reasonably near and prior to the date of such initial conveyance, listing all effective financing statements and other similar instruments and documents including those referred to above in subsections (vii) and (viii) which name the Seller (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such subsections (vii) and (viii) above, together with copies of such financing statements, none of which, except those filed pursuant to subsections (vii) and (viii), above, shall cover any Receivables or Other Conveyed Property related thereto purchased pursuant to this Agreement;

                    (x) any necessary third party consents to the closing of the transactions contemplated hereby, in the form and substance satisfactory to the Purchaser; and

                    (xi) favorable opinions of Mayer, Brown & Platt, counsel to the Seller, and Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P., Texas counsel to the Seller, with respect to such matters as the Purchaser or any assignee thereof may reasonably request.

                  SECTION 3.2 Conditions Precedent to All Purchases. The obligation of the Purchaser to pay for each Receivable and the Other Conveyed Property related thereto on each Purchase Date (including the initial Purchase
Date) shall be subject to the further conditions precedent that on such Purchase
Date:

                  (a) The following statements shall be true:

                    (i) the representations and warranties of the Seller
               contained in Section 4.1 shall be correct on and as of such Purchase Date in all material respects, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date; and

                    (ii) the Seller is in compliance with each of its covenants and other agreements set forth herein.

                  (b) The Purchaser shall have received an Assignment, dated the date of such Purchase Date, executed by the Seller, listing each Receivable being sold or contributed and Other Conveyed Property with respect thereto being sold on such Purchase Date and designating each such Receivable as an Eligible Receivable.

                  (c) The Seller shall have delivered to the Custodian on behalf of the Purchaser and any assignee thereof a copy of the Assignment described in clause (b) above for such

Purchase Date, together with each item contained in the Receivable Files of, and any other chattel paper and instruments (as each term is defined in the UCC) representing or evidencing, any of the Receivables being sold or contributed on such Purchase Date or the Other Conveyed Property related thereto.

                  (d) The Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser or any assignee thereof may reasonably request.

                  (e) There shall have been no Material Adverse Effect.

                  (f) (A) The Seller shall have timely delivered to the Purchaser a Purchase Request Notice appropriately completed and executed by the Seller, (B) the Seller shall have delivered to the Purchaser an Officer's Certificate from the Seller certifying that (1) the Seller has delivered or caused to have been delivered to the Custodian a copy of the Assignment related to the Receivables being Purchased hereunder on such Purchase Date, together with the Receivable File with respect to the Receivables being Purchased hereunder on such Purchase Date, (2) the Receivables being Purchased or contributed hereunder on such Purchase Date are duly endorsed or otherwise duly assigned by any Previous Lender to the Seller and by the Seller to the Purchaser and (3) the Mortgages related to each Receivable being Purchased or contributed hereunder on such Purchase Date and assignments thereof by any Previous Lender to the Seller and by the Seller to the Purchaser have all been duly recorded in the appropriate recording offices, and (C) the Custodian has delivered to the Purchaser by 11:30 A.M. (New York City time) on such Purchase Date, a Receipt from the Custodian confirming that, inter alia, the Receivable Files received on such Purchase Date conform with the Assignment delivered to the Custodian on such Purchase Date.

                  (g) The Seller shall have taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority perfected security interest to exist in its favor in the Collateral related to each Receivable (and the proceeds thereof) being Purchased or contributed hereunder on such Purchase Date and immediately prior to the Purchase or contribution of such Receivables by the Purchaser hereunder, there shall have existed in favor of the Seller as secured party, a valid, subsisting and enforceable first priority perfected lien in the Collateral related to such Receivable (and the proceeds thereof), and such security interest is and shall be prior to all other liens upon and security interests in such Collateral (and the proceeds thereof) that now exist or may hereafter arise or be created.

                  (h) The Seller shall have taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority perfected ownership interest to exist in favor of the Purchaser in the Receivables being Purchased or contributed hereunder on such Purchase Date and in all right, title and interest of the Seller in, to and under the Other Conveyed Property related thereto (and the proceeds thereof) and immediately prior to the Purchase or contribution of such Receivables by the Purchaser, there shall have existed in favor of the Seller as secured party, a valid, subsisting and enforceable first priority ownership interest in such Receivables and Other Conveyed Property related thereto (and the proceeds thereof) which ownership interest is free of all liens and security interests.

                  (i) The Seller shall have taken all steps necessary under all applicable law in order to cause to exist in favor of the Purchaser a first priority perfected security interest in the Collateral related to each Receivable (and the proceeds thereof) being Purchased or contributed hereunder on such Purchase Date and upon the Purchase or contribution of such Receivables by the Purchaser, there shall exist in favor of the Purchaser, as secured party, a valid, subsisting and enforceable first priority perfected security interest in the Collateral related to each Receivable (and the proceeds thereof) being Purchased or contributed hereunder on such Purchase Date and such security interest is and shall be prior to all other liens upon and security interests therein that now exist or may hereafter arise or be created.

                  (j) Each Receivable being Purchased or contributed hereunder on such Purchase Date shall have been duly endorsed or otherwise duly assigned by the Seller to the Purchaser and delivered to the Custodian.

                  (k) All Mortgages related to each Receivable being Purchased or contributed hereunder on such Purchase Date and assignments thereof from the Seller to the Purchaser shall each have been duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws. All Mortgages assigned to the Purchaser hereunder must have evidence thereon of payment of all required documentary stamps and intangible taxes, if any are required.

                  (l) The Seller shall have delivered or caused to have been delivered to the Custodian a copy of the Assignment related to the Receivables being Purchased or contributed hereunder on the related Purchase Date, together with the Receivable File with respect to each Receivable being Purchased or contributed hereunder on such Purchase Date.

                  (m) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the Purchase or contribution of any Receivables or related Other Conveyed Property on such Purchase Date in accordance with the provisions hereof.

                  (n) To the extent not provided above, all Assignment Documents with respect to the Receivables and related Other Conveyed Property being Purchased or contributed hereunder on such Purchase Date shall have been duly executed and delivered by the Seller and such Assignment Documents, to the extent applicable, shall each have been duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws.

                  (o) As to each Receivable to be Purchased or contributed hereunder on such Purchase Date, the Purchaser shall have received an Officer's Certificate from the Seller certifying that:

                    (i) It has received no notice of any asserted or threatened defense, offset, counterclaim, discount, or allowance in respect of any Receivables or related Other Conveyed Property being Purchased or contributed hereunder on such Purchase Date; and

                    (ii) It has received such additional items as the Purchaser shall reasonably require, including, without limitation, an aging report and delinquency reports of any Receivables or related Other Conveyed Property being Purchased or contributed hereunder on such Purchase Date.

                  (p) The following conditions shall have been satisfied:

                    (i) Title Policies. If, applicable, with respect to any
               Receivables to be Purchased or contributed on such Purchase Date consisting of Receivables secured in whole or in part by Fee Simple Intervals, relating to Units located at such Development, the Seller has delivered to the Servicer, together with its successors and assigns, including, but not limited to, the Purchaser or its designee, an Acceptable Title Policy.

                    (ii) Background Documents. The Servicer shall have received and approved each of the following:

                         (A) Subdivision Plat. The approved and recorded
                    subdivision plat for all phases of the Developments in which the Encumbered Intervals are located.

                         (B) Environmental Report. If applicable, an Acceptable
                    Environmental Report covering the related Development, including all mortgaged real property which constitutes part of such Development.

                    (iii) Evidence of Insurance. The Purchaser and assigns have received policies or binders therefor of all Acceptable Insurance Policies and endorsements thereto relating to the Development, including but not limited to the Encumbered Intervals. In addition, the Purchaser and assigns have received written evidence that the Seller has obtained and is maintaining or has caused the Applicable Timeshare Owners' Association to obtain and maintain all policies of insurance required by and in accordance with the terms hereof and of the Credit and Collection Policy and which are customary in the timeshare industry in the Applicable Jurisdiction together with copies of the most current paid insurance premium invoices for such policies and all other supporting information and documentation.

                    (iv) Applicable Laws. The Purchaser and assigns have
               received evidence satisfactory to the Purchaser that all Encumbered Intervals at the

               Development are and will be in compliance with all applicable zoning, building, and other Applicable Laws in connection with the construction, development, establishment, and operation of the Development and the sale, use, marketing, and occupancy of Units and Intervals thereat.

                    (v) Litigation. The Purchaser and assigns have received
               evidence satisfactory to the Purchaser and assigns that there exists no pending bankruptcy, foreclosure, or other material litigation or judgments outstanding against or with respect to the Development, the person managing the Development or the Seller (each, a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is a plaintiff and no counterclaim is pending; or (ii) the Purchaser and assigns determine, in their reasonable discretion, that such litigation is immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. The Purchaser and assigns shall have obtained an independent search, at the Seller's expense, confirming that no such bankruptcy, foreclosure action, or other material litigation or judgment exists.

                    (vi) Code/Other Searches. The Purchaser and assigns have
               obtained such searches of the applicable public records as it deems necessary under all Applicable Laws to verify that it has a first and prior perfected Lien and security interest covering all of the Applicable Underlying Collateral.

                    (vii) Taxes and Assessments. The Purchaser and assigns have received copies of the most current tax bills related to the Development together with evidence satisfactory to it that all real estate and personal property taxes and assessments owed by or for which the Seller or the Applicable Timeshare Owners' Association is responsible for collection have been paid, except for such taxes as are being disputed in good faith and with respect to which adequate reserves have been established.

                    (viii) Miscellaneous. Such other matters as the Purchaser or assigns shall reasonably require.

                  True copies or, to the extent required hereby, originals of all of the above-referenced documents, instruments, forms, opinions, and other materials shall be delivered to the Servicer, either prior to or contemporaneously with the Seller's execution and delivery to the Purchaser of the sworn written certificate required by this Section. The Servicer's written acknowledgment of receipt and recommendation of approval of each such item is an absolute condition precedent to the Purchaser's obligation to Purchase the relevant Receivables hereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1 Representations and Warranties of the Seller. The Seller makes the following representations and warranties, on which the Purchaser relies in purchasing the Receivables and the Other Conveyed Property related thereto and in granting a security interest in the Receivables and the Other Conveyed Property related thereto to the Agent for the benefit of the Lender under the RLSA. Such representations and warranties are made as of the execution and delivery of this Agreement and on each Purchase Date and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property related thereto hereunder and the grant of a security interest in such Receivables and the Other Conveyed Property related thereto by the Purchaser to the Agent for the benefit of the Lender under the RLSA.

                  (a) Eligibility of Receivables. Each Receivable purported to be sold or contributed by the Seller hereunder is an Eligible Receivable as of the date of its purported sale or contribution to the Purchaser hereunder.

                  (b) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with power and authority to own its properties (including the Receivables and Other Conveyed Property) and to conduct its business as such properties are currently owned and such business is currently conducted.

                  (c) Due Qualification. The Seller is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

                  (d) Power and Authority. The Seller has the power, authority and legal right to execute, deliver and perform this Agreement, the RLSA and each other Transaction Document to which it is a party and to carry out its terms and their terms, respectively. The Seller has the power, authority and legal right to sell and assign the Receivables and Other Conveyed Property related thereto to be sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary action and the execution, delivery and performance of this Agreement, the RLSA and each other Transaction Document to which it is a party have been duly authorized by the Seller by all necessary action.

                  (e) Valid Sale; Binding Obligations. This Agreement, the RLSA, each Assignment and each other Transaction Document to which the Seller is a party have been and will be duly executed and delivered by the Seller. Sales made pursuant to this Agreement will constitute a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property related thereto to be purchased hereunder by the Purchaser, enforceable against creditors of, and purchasers from, the Seller. The Seller shall have no remaining property interest in any Receivable and the Other Conveyed Property related thereto purchased by the Purchaser hereunder. This Agreement, the RLSA, each Assignment and each other Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement, the RLSA, each Assignment and the other Transaction Documents to which the Seller is a party, and the fulfillment of the terms of this Agreement, the RLSA, each Assignment and the other Transaction Documents to which the Seller is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement or the RLSA), or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties, or in any way affect the Seller's ability to perform its obligations under this Agreement, the RLSA, the Assignments, or any other Transaction Documents to which it is a party.

                  (g) No Proceedings. There are no proceedings or investigations pending or threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, the RLSA, any Assignment, or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the RLSA, any Assignment, or any of the other Transaction Documents, (iii) seeking any determination or ruling that might adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the RLSA, any Assignment or any other Transaction Documents to which it is a party or (iv) that could have an adverse effect on the Receivables.

                  (h) No Consents. Other than that which has been obtained, no consent of any other party and no consent, license, approval or authorization, or registration, filing or declaration with, any governmental authority, bureau or agency is required for the due execution, delivery and performance by the Seller of this Agreement or any other document to be delivered by it hereunder.


                  (i) Chief Executive Office; Tradenames. The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address or addresses listed on Schedule B hereto. The Seller's legal name is as set forth in this Agreement; the Seller has not changed its name since the date of its incorporation and the Seller is not known by any trade names or doing-business-as name, in each instance, other than those listed on Schedule C hereto.

                  (j) Solvency. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

                  (k) Accounting Treatment. For accounting purposes, the Seller will treat the sale or absolute assignment of each Receivable pursuant to this Agreement as a sale or absolute assignment of the Seller's full right, title and ownership interest in such Receivable to the Purchaser (and Contributed Receivables shall be accounted for as an increase in the stated capital of the Purchaser).

                  (l) Compliance With Laws. The Seller has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

                  (m) Taxes. The Seller has filed (on a consolidated basis or otherwise) on a timely basis all federal, state and other material tax returns required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Seller. No tax lien or similar adverse claim has been filed, and, to the best of the Seller's knowledge, no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid, if due, or shall have been paid prior to delinquency.

                  (n) Purchase Request Notices. Each Purchase Request Notice is accurate in all material respects.

                  (o) Assignments. Each Assignment is accurate in all material respects as of the date of such Assignment.

                  (p) No Liens, Etc. The Receivables and Other Conveyed Property related thereto to be sold and assigned to the Purchaser hereunder are owned (immediately prior to their sale hereunder) by the Seller free and clear of any Adverse Claim or restrictions on transferability and the Seller has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon transfer hereunder the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such

Receivables and Other Conveyed Property related thereto, free and clear of any Adverse Claim or restrictions on transferability. No effective financing statement or other instrument similar in effect covering all or any part of the Receivables and Other Conveyed Property related thereto to be purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Purchaser in accordance with this Agreement or in favor of the Agent in accordance with the RLSA or except as shall be released upon purchase of such Receivables and Other Conveyed Property by the Purchaser.

                  (g) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Seller to the Purchaser in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

                  (r) ERISA Compliance. The Seller is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

                  (s) No Material Adverse Effect; No Default. (i) The Seller is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have, and no provision of applicable law or governmental regulation is reasonably likely to have, a Material Adverse Effect and (ii) the Seller is not in default under or with respect to any contract, agreement, lease or other instrument to which the Seller is a party which is reasonably likely to have a Material Adverse Effect.

                  (t) Financial or Other Condition. There has been no Material Adverse Effect.

                  (u) Investment Company Status. The Seller is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  (v) No Shared Obligations. There is not now, nor will there be at any time in the future, any agreement or understanding between the Seller and the Purchaser (other than as expressly set forth herein or in the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

                  (w) Representation and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Transaction Documents to which it is a party is true and correct in all material respects and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Purchaser as if the same were set forth in full herein.

                  (x) Intent of Seller. The Seller has not transferred any interest in any Receivable (or the Other Conveyed Property related thereto) to the Purchaser with any intent to hinder, delay or defraud any of the Seller's creditors.

                  (y) Consideration. The Seller has received fair consideration and reasonably equivalent value in exchange for the sale of the Sold Receivables hereunder.

                  (z) Filings. (i) All filings (including, without limitation, UCC and real property filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected lien on all Applicable Underlying Collateral and all other collateral security for all Receivables purchased by the Purchaser hereunder and the proceeds thereof have been made, taken or performed; and (ii) all filings (including, without limitation, UCC and real property filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected ownership interest in all Receivables Purchased hereunder and the proceeds thereof have been made, taken or performed.

                  (aa) Underwriting and Servicing. Each of the Receivables to be Purchased hereunder was underwritten and is being serviced in conformance with the Seller's standard underwriting, credit, collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy).

                  (bb) Selection. In selecting the Receivables to be Purchased under this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Purchaser or which would reasonably be expected to result in the Receivables Purchased hereunder containing a higher percentage of Defaulted Receivables than the percentage of Defaulted Receivables in the Receivables retained by the Seller.

                  (cc) Proceeds. No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (dd) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  SECTION 4.2 Indemnification.

                  (a) The Seller shall defend, indemnify and hold harmless the Purchaser and its assigns and transferees from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of the Seller's representations and warranties and covenants contained herein.

                  (b) The Seller shall defend, indemnify and hold harmless the Purchaser and its assigns and transferees against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any acts, events or conditions relating to any Receivable or Other Conveyed Property Purchased hereunder that occurred, existed or otherwise related to a time prior to the respective Purchase Date therefor.

                  (c) The Seller shall defend, indemnify and hold harmless the Purchaser and its assigns and transferees against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken by it in respect of any portion of the Receivables Purchased hereunder or the Other Conveyed Property related to a Receivable Purchased hereunder other than in accordance with this Agreement or the RLSA.

                  (d) The Seller agrees to pay, and shall defend, indemnify and hold harmless the Purchaser and its assigns and transferees from and against, any taxes that may at any time be asserted against the Purchaser or any of its assigns or transferees with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement and imposed against such Persons.

                  (e) The Seller shall defend, indemnify, and hold harmless the Purchaser and its assigns and transferees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser or any of its assigns or transferees through the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller's obligations and duties under this Agreement.

                  (f) The Seller shall indemnify, defend and hold harmless the Purchaser and its assigns and transferees from and against any loss, liability or expense imposed upon, or incurred by, the Purchaser or any of its assigns or transferees as result of the failure of any Receivable Purchased hereunder, or the sale or financing of the related Interval, to comply with all requirements of applicable law in effect as of the related Purchase Date.

                  (g) The Seller shall defend, indemnify and hold harmless the Purchaser and its assigns and transferees from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements, awarded against or incurred by the Purchaser or any assign or transferee as a result of any action or inaction by the Seller in connection with any Purchase under this Agreement, including, without limitation, arising out of or as a result of:

                    (i) the inclusion, or purported inclusion, in any Purchase of any Receivable that is not an Eligible Receivable on the date of such Purchase, or the characterization in any statement made by the Seller of any Receivable Purchased hereunder as an Eligible Receivable which is not an Eligible Receivable as of the date of such statement;

                    (ii) any representation or warranty or statement made or
               deemed made by the Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect when made;

                    (iii) the failure by the Seller to comply with any
               applicable law, rule or regulation with respect to any Receivable Purchased hereunder or the related Other Conveyed Property; or the failure of any Receivable Purchased hereunder or the related Other Conveyed Property to conform to any such applicable law, rule or regulation in effect as of the related Purchase Date;

                    (iv) the failure to vest in the Purchaser absolute ownership of the Receivables that are, or that purport to be, the subject of a Purchase under this Agreement and the Other Conveyed Property in respect thereof, free and clear of any Adverse Claim arising or accruing prior to the related Purchase Date;

                    (v) the failure of the Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a Purchase under this Agreement and the Other Conveyed Property in respect thereof, whether at the time of any Purchase or at any subsequent time;

                    (vi) any dispute, claim, offset or defense (other than
               discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a Purchase under this Agreement (including, without limitation, a defense based on such Receivable or the related Other Conveyed Property not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the Interval or other property related to such Receivable or the furnishing or failure to furnish such Other Conveyed Property;

                    (vii) any failure of the Seller, to perform its duties or
               obligations in accordance with the provisions hereof or to perform its duties or obligations under any agreement related to a Receivable purchased hereunder or the related Other Conveyed Property;

                    (viii) any products liability or other claim arising out of or in connection with merchandise, insurance, other property or services which are the subject of any Receivable purchased hereunder or the related Other Conveyed Property;

                    (ix) the commingling of Collections of Receivables purchased hereunder or the related Other Conveyed Property by the Seller or a designee of the Seller, at any time with other funds of the Seller;

                    (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Receivables, the related Other Conveyed Property, or Collections with respect thereto or in respect of any Receivable or the related Other Conveyed Property; or

                    (xi) any failure of the Seller to comply with its covenants contained in Article V.

                  It is expressly agreed and understood by the parties hereto
(i) that the foregoing indemnification under this Section 4.2 is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables purchased hereunder or any related Other Conveyed Property and
(ii) that nothing in this Section 4.2 shall require the Seller to indemnify any Person (A) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Receivable purchased hereunder or any related Other Conveyed Property.

                  Indemnification under this Section 4.2 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations hereunder shall be in addition to any obligation that the Seller may otherwise have under applicable law or any other Transaction Document and shall survive the termination of this Agreement.

                                    ARTICLE V

                             COVENANTS OF THE SELLER

                  SECTION 5.1 Protection of Title of the Purchaser.

                  (a) On or prior to the date hereof, the Seller shall have filed or caused to be filed UCC-1 financing statements, executed by the Seller as seller or debtor, naming the Purchaser as purchaser or secured party, naming the Agent, for the benefit of the Lender, as assignee and describing the Receivables Purchased hereunder and the Other Conveyed Property being sold by it to the Purchaser as collateral, in such locations as the Purchaser or the Agent shall have reasonably required. From time to time thereafter, the Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of the Agent for the benefit of the Lender under the RLSA, in the Receivables Purchased hereunder and the Other Conveyed Property related thereto, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Lender and the Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Seller fails to perform its obligations under this subsection, the Purchaser or the Agent may perform such obligations, at the expense of the Seller, and the Seller hereby grants to the Purchaser and the Agent an irrevocable power of attorney and license to take any and all steps in order to perform such obligations in the Seller's or in its own name, as applicable, and on behalf of the Seller, as are necessary or desirable, in the determination of the Purchaser or Agent or any assignee thereof.

                  (b) On or prior to each Purchase Date hereunder, the Seller shall have taken all steps required under applicable law in order to obtain and assign outright to the Purchaser a first priority perfected security interest in each item of Other Conveyed Property securing the Receivables being transferred to the Purchaser on such Purchase Date. On or prior to each Purchase Date hereunder, the Seller shall have taken all steps required under applicable law in order for the Purchaser to grant to the Agent, for the benefit of the Lender, a first priority perfected security interest in the Purchaser's first priority perfected security interest in each item of Other Conveyed Property securing the Receivables being transferred to the Purchaser on such Purchase Date and from time to time thereafter, the Seller shall take all such actions as may be required by law (or deemed desirable by the Agent) to fully preserve, maintain and protect the Purchaser's first priority perfected security interest in each such item of Other Conveyed Property and the Agent's first priority perfected security interest in the Purchaser's first priority perfected security interest in such Other Conveyed Property. Upon the occurrence of an Event of Default under the RLSA, the Agent may instruct the Seller to take all additional steps, if any, as are necessary or desirable, in the determination of the Agent to create and/or maintain perfection of the security interest in the Other Conveyed Property related to each Receivable sold to the Purchaser hereunder on behalf of the Purchaser and to create and/or maintain perfection of the security interest in the security interest of the Purchaser in the Other Conveyed Property related to each Receivable purchased by the Purchaser hereunder on behalf of the Agent, for the benefit of the Lender, and if the Seller fails to take all such steps, the Agent may take such steps at the sole expense of the Seller, and the Seller hereby grants to the Agent an irrevocable power of attorney and license to take any and all such steps in the Seller's or its own name, as applicable, and on behalf of the Seller, as are necessary or desirable, in the determination of the Agent to create and/or maintain perfection of such security interests of the Purchaser and the Agent, for the benefit of the Lender.

                  (c) The Seller shall not change its name, identity, or corporate structure in any manner that would or could make any financing statement or continuation statement filed by the Seller (or by the Purchaser on behalf of the Seller) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless the Seller shall have given the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

                  (d) The Seller shall give the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent at least 60 days' prior written notice of any relocation of its principal place of business or chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                  (e) The Seller shall maintain its computer systems so that, from and after the time of sale or contribution under this Agreement of Receivables to the Purchaser and the grant of a security interest in such Receivables by the Purchaser to the Agent for the benefit of the Lender, the Seller's master computer records (including archives) that shall refer to such Receivable indicate clearly that such Receivable has been Purchased hereunder and Pledged under the RLSA. Indication of the Purchaser's ownership interest in, and of the Agent's security interest for the benefit of the Lender in, a Receivable purchased by the Purchaser hereunder shall be deleted from or modified on the Seller's computer systems when, and only when, such Receivable Purchased hereunder shall be (i) transferred from the ownership of the Purchaser in connection with any Take-Out Securitization or otherwise, (ii) paid off by the related Obligor, (iii) liquidated by the Servicer, or (iv) purchased by the Seller in accordance with Section 6.1 or 6.2 hereof.

                  SECTION 5.2 Other Liens or Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on the Receivables purchased by the Purchaser hereunder, the Other Conveyed Property with respect thereto or any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser and the Agent, for the benefit of the Lender, in and to the such Receivables and the Other Conveyed Property related thereto against all claims of third parties claiming through or under the Seller.

                  SECTION 5.3 Costs and Expenses. The Seller shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and the Transaction Documents to which it is a party.

                  SECTION 5.4 Compliance with Laws, Etc.

                  (a) The Seller shall at all times comply with all requirements of applicable foreign, federal, state and local laws, and regulations thereunder (including, without limitation to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt

Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations " B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Procedures Act and all other consumer credit laws and equal credit opportunity and disclosure laws and any regulations promulgated thereunder) in the conduct of its business.

                  (b) The Seller will preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables purchased by the Purchaser hereunder or the ability of the Seller to perform its obligations under this Agreement or the RLSA.

                  SECTION 5.5 Collections.

                  (a) The Seller shall remit all payments by or on behalf of the Obligors received directly by the Seller to the Collection Account, without deposit into any intervening account as soon as practicable, but in no event later than one Business Day after receipt thereof.

                  (b) The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables purchased by the Purchaser hereunder and related Other Conveyed Property in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all Receivables purchased by the Purchaser hereunder and the related Other Conveyed Property (including, without limitation, records adequate to permit the daily identification of each new Receivable to be purchased hereunder and all Collections of and adjustments to each Receivable purchased hereunder).

                  (c) The Seller will not change its instructions to Obligors regarding payments to be made by such Obligors with respect to Receivables purchased hereunder without the prior written consent of the Purchaser and its assigns (which consent shall not be unreasonably withheld).

                  SECTION 5.6 Separate Conduct of Business. The Seller will:
(i) maintain separate corporate records and books of account from those of the Purchaser; (ii) conduct its business from an office separate from that of the Purchaser; (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the RLSA; (vii) continuously maintain as official records the



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

resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles and (B) that the assets of the Purchaser are not available to pay its creditors.

                  SECTION 5.7 Financial Covenant. The Seller shall at all times have and maintain a Tangible Net Worth in an amount which shall not be less than an amount equal to (i) $140,000,000 plus (ii) seventy-five percent (75%) of the aggregate amount of proceeds received by the Seller after the date of this Agreement in connection with (A) each issuance by the Seller of any class or classes of capital stock after the date of this Agreement and (B) each incurrence of Debt after the date of this Agreement, other than Debt which shall be the most senior debt of the Seller plus (iii) fifty percent (50%) of the aggregate amount of net income (calculated in accordance with GAAP) of the Seller after the date of this Agreement.

                  SECTION 5.8 Amendment of Certain Documents. The Seller shall not make or allow to be made any amendment to the Credit and Collection Policy without the prior written consent of the Purchaser or its assigns.

                  SECTION 5.9 Audits. The Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables purchased hereunder and the Other Conveyed Property related thereto and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables purchased hereunder and the Other Conveyed Property related thereto or the performance of the Seller hereunder or under the Other Conveyed Property with any of the officers or employees of the Seller having knowledge of such matters.

                                     ARTICLE VI

                                   REPURCHASES

                  SECTION 6.1 Repurchase of Receivables Upon Breach of Warranty. Upon the occurrence of a Seller Repurchase Event, the Seller shall, unless such Seller Repurchase Event shall have been cured in all material respects, repurchase the applicable Receivable from the Purchaser within three (3) Business Days of the discovery by, or notice from any Person to, the Seller of such Seller Repurchase Event, and the Seller shall pay the sum of the outstanding principal amount of such Receivable plus all accrued but unpaid interest and fees thereon in each case as of the date of the repurchase from the Purchaser. Notwithstanding any other provision of this Agreement or the RLSA to the contrary, the obligation of the Seller under this Section shall not terminate upon a termination of the Seller as Servicer under the RLSA and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the

Purchaser to perform any of their respective obligations with respect to such Receivable under the RLSA.

                  SECTION 6.2 Reassignment of Purchased Receivables. Upon deposit in the Collection Account of the price paid to the Purchaser for any Receivable repurchased by the Seller under Section 6.1, the Purchaser shall (and shall request the Agent to) take such steps as may be reasonably requested by the Seller in order to assign to the Seller all of the Purchaser's and the Agent's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to the Purchaser and the Agent directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Purchaser or the Agent. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Receivable, in any enforcement suit or legal proceeding, it is held that the Seller may not enforce any such Receivable on the ground that it shall not be a party in interest or a holder entitled to enforce the Receivable, the Purchaser shall, at the expense of the Seller, take such steps as the Seller, deems reasonably necessary to enforce the Receivable, including bringing suit in the Purchaser's name.

                  SECTION 6.3 Waivers. No failure or delay on the part of the Purchaser or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1 Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and its representations, warranties, covenants and other agreements hereunder.

                  SECTION 7.2 Costs, Expenses and Taxes.

                  (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Section 4.2, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Seller agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Receivables purchased by the Purchaser hereunder.

                  (b) In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Seller agrees to save the Purchaser and its assigns and transferees harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 7.3 Limitation on Liability of the Seller and Others. The Seller and any officer, director, employee or agent of the Seller may rely in good faith on the advice of counsel respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, the RLSA or the other Transaction Documents to which it is a party.

                  SECTION 7.4 Amendment. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Purchaser and the Agent and, in the case of any amendment, also by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  SECTION 7.5 Notices. All demands, notices and communications to the Seller or the Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be delivered (a) in the case of the Seller at the following address: 1221 River Bend Drive, Suite 120, Dallas, Texas 75247, Attention: Robert E. Mead, Facsimile No.: (214) 905-0514 or such other address as shall be designated by the Seller in a written notice delivered to the Purchaser and (b) in the case of the Purchaser at the following address: 1221 River Bend Drive, Suite 274, Dallas, Texas 75247, Attention: Robert E. Mead, Facsimile No.: (214) 688-7067 or such other address as shall be designated by the Purchaser in a written notice delivered to the Seller. All such demands, notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (ii) notice by telex, when telexed against receipt of answerback, or (iii) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received.

                  SECTION 7.6 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the RLSA and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the RLSA and the other Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  SECTION 7.7 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 7.8 Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Purchaser that they intend that each assignment and transfer herein contemplated constitutes a sale and assignment outright, and not for security, of the Receivables and the Other Conveyed Property related thereto conveying good title thereto free and clear of any liens, from the Seller to the Purchaser (or a contribution by the Seller to the capital of the Purchaser of such Receivables and the Other Conveyed Property related thereto conveying good title thereto free and clear of any liens, from the Seller to the Purchaser), and that the Receivables and the Other Conveyed Property related thereto shall not be a part of the Seller's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, the Seller. In the event that any or all such assignments and transfers are determined to be made as security for a loan made by the Purchaser to the Seller (or are otherwise determined not to be sales and assignments outright or contributions of collateral), the parties intend that the Seller shall have granted to the Purchaser a security interest in all right, title and interest in and to the Receivables and the Other Conveyed Property conveyed pursuant to Section 2.1, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 7.9 Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  SECTION 7.10 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 7.11 Nonpetition Covenant. Until one year and one day after the latest maturing commercial paper issued by a Lender that is an Issuer under the RLSA shall be paid in full, neither the Seller nor the Purchaser shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Lender (or, in the case of the Seller, against the Purchaser) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Lender (or the Purchaser) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Lender (or the Purchaser).

                  SECTION 7.12 Binding Effect; Assignability.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and any assignee thereof. The Purchaser may assign all of its rights hereunder to an assignee, and such assignee shall have all rights of the Purchaser under this Agreement (as if such assignee were the Purchaser hereunder).

                  (b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Collection Date, when all of the Receivables are collected in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV hereof and the provisions of Section 4.2,
Article V and Section 7.11 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 7.13 Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser intends to assign all of its rights under this Agreement to the Agent for the benefit of the Lender and the Seller hereby consents to such assignment. The Agent and the Lender shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties hereto.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            SILVERLEAF RESORTS, INC., as Seller


                                            By: /s/ ROBERT E. MEAD
                                               ---------------------------------
                                               Name: Robert E. Mead
                                               Title: Chief Executive Officer


                                            SILVERLEAF FINANCE I, INC., as
                                            Purchaser


                                            By: /s/ HARRY J. WHITE, JR.
                                               ---------------------------------
                                               Name: Harry J. White, Jr.
                                               Title: Vice Presidnet & Chief
                                                      Financial Officer





                     [Signature Page to Purchase Agreement]

List of Schedules and Exhibits

Exhibits A  Form of Assignment
Exhibits B  Form of Allonge
Schedule A  Schedule of Receivables
Schedule B  Addresses
Schedule C  Prior Names and Trade Name of Seller